Exhibit 99.1

Plan for Combination of Institutions American Public University System, Rasmussen University and Hondros College of Nursing January 28, 2025

FORWARD - LOOKING STATEMENTS Statements made in this Presentation regarding American Public Education, Inc. (the “Company”) or its subsidiaries that are not historical facts are forward - looking statements based on current expectations, assumptions, estimates and projections about the Company and the industry. In some cases, forward - looking statements can be identified by words such as “anticipate,” “believe,” “seek,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “preliminary,” “propose”, “seek,” “should,” “will, ” “would,” and similar words or their opposites. Forward - looking statements include, without limitation, statements regarding the proposed combination of American Public University System (“APUS”), Rasmussen University (“RU”), and Hondros College of Nursing (“HCN”) into one consolidated institution to be named American Public University System, which will be a system encompassing all of the existing APUS, RU, and HCN programs, campuses, and operations (the “Combination”), regulatory notice and approval of the Combination, the timing of closing of the Combination, and compliance with the 90/10 Rule. Forward - looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such r isk s and uncertainties include, among others, risks related to: completing the Combination in an efficient, cost - effective manner, or at all; fully realizing the projected benefits of the Combination, if at all, or the possibility that it may take longer to r eal ize those benefits than expected; delays, business disruption, increased costs, including from lost synergies, negative market reaction to the announcement, planning for the Combination, and other challenges in connection with the Combination; attracting, retaining, and motivating key personnel during the pendency of the Combination and following its completion; uncertainty that the Combination will lead to improved student outcomes; the Combination requiring substantial management attention and detracting attention from the Company and its institutions’ day - to - day business operations; regulatory and accrediting agency actions, requirements, reviews, changes or new requirements or legislation; compliance with the “90/10 Rule”; changing market demands; business performance and the ability to attract students; loss of eligibility to participate in Title IV, tuition as sis tance or veterans assistance programs or ability to process related aid; the Company’s dependence on and the need to continue to invest in its technology infrastructure, including with respect to third - party vendors; and the various risks described in the “ Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10 - K for the year ended December 31, 2023, in the Company’s subsequent Quarterly Reports on Form 10 - Q, and in the Company’s other filings with the SEC. You should not place undue reliance on any forward - looking statements. The Company undertakes no obligation to update publicly any forward - looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future.

Today's APEI Higher Education Institutions

United by Our Focus on Educating Service Minded Students

American Public University System / AMU

- Focus on active-duty military, veterans and their families
- Leading educator of active-duty and veterans in the nation
- 110 Degree programs and 1,500 courses with a broad offering and specialization for military including Space Studies, Cybersecurity, Homeland Security, among others
- ~90,000 adult learners from all 50 states and over 80 countries
- Full suite of supporting services for our students, including 24/7 mental health support, professional certified coaches, and career services for life, all with no additional charge
- Accredited by the Higher Learning Commission

Rasmussen University

- Full ladder of nursing curriculum (PN, ADN, BSN, MSN, FNP, DNP); 15 allied health / healthcare programs; 20 campuses, 6 states and online and other in-demand career-focused programs
- Rasmussen educates >14,600 students: 49% on-ground health ed and 51% online
- 40% first generation students; 50% students of color; 80% working adults
- Accredited by the Higher Learning Commission

Hondros College of Nursing

- PN degree and ADN (RN) degree offerings; 8 campuses in three contiguous Midwestern states
- Hondros educates >3,700 nursing students with roughly 65% enrolled in PN program and 35% in RN
- 68% students of color; 79% working adults
- Accredited by the Accrediting Bureau of Health Education Schools (ABHES)

Multi-State Nursing Platform

Provider of pre-licensure ADN+PN+ BSN education


Hondros
Rasmussen
Current Campuses
Closing Campuses

28 campuses

Combining Our Institutions To Better Educate Service Minded Students Current State: To Be State: APEI’s three higher education institutions will be combined into American Public University System . APUS will operate as a system with two divisions: o APUS Global: Reflecting today’s current APUS operations and units - American Military University and American Public University o Rasmussen: A national healthcare platform combining Rasmussen’s and Hondros’ healthcare programs, together with Rasmussen’s non - healthcare programs. ▪ Graduate School will continue to operate on a stand - alone basis

Rationale for Combining our Institutions What it is: Merging APUS and RAS into one OPE - ID What it gets us: 89.0% 83.8% Rationale for Combining Our Institutions